Approved on October 10, 2023, by the Vistagen Therapeutics, Inc. Board of Directors Rev 2023-10-06 343 Allerton Avenue South San Francisco, CA 94080 CODE OF BUSINESS CONDUCT

-i- Table of Contents Vistagen’s Vision and Core Values ........................................................................................................... 1 Scope and Applicability ............................................................................................................................ 2 Conducting Business with Integrity .....................................................................................................2 Compliance with Laws and Regulations .................................................................................................. 2 Insider Trading Is Prohibited .................................................................................................................... 2 Avoiding Conflicts of Interest and Conflicts of Commitment ................................................................. 3 Accepting Business Courtesies ................................................................................................................. 4 Maintaining the Integrity of Information and Records ........................................................................... 4 Protecting Confidential Information ....................................................................................................... 4 Respecting the Requirements of Privacy for Personal Information ....................................................... 5 Using Corporate Assets ............................................................................................................................ 6 Retaining Business Records ..................................................................................................................... 6 Flow Chart: Vistagen Guide to Conducting Business with Integrity ....................................................... 7 Culture of Teamwork .........................................................................................................................8 Dedication to Open Communication and Kindness ................................................................................ 8 Commitment to Diversity ......................................................................................................................... 8 Non-Discrimination .................................................................................................................................. 8 Anti-Harassment and Anti-Bullying ......................................................................................................... 8 Compassion for Each Other and Our Communities ..............................................................................9 Health and Safety at Work ....................................................................................................................... 9 Environmental Responsibilities ............................................................................................................. 10 Participating in Civic and Political Activities ......................................................................................... 10 Social Media ........................................................................................................................................... 10 Excellence in Our Activities............................................................................................................... 11 Research and Development Conduct .................................................................................................... 11 Anti-Bribery/Anti-Corruption ................................................................................................................ 11 Antitrust and Unfair Competition .......................................................................................................... 11 Import and Export Controls ................................................................................................................... 12 Patient Advocacy Organization Interactions ......................................................................................... 12 Interacting with HCPs ............................................................................................................................. 12

-ii- Questions or Concerns about Company Activities ............................................................................. 13 Reporting Illegal Activities to the Authorities ....................................................................................... 13 Non-Retaliation ...................................................................................................................................... 13 Cooperation ............................................................................................................................................ 13 Waivers and Amendments of This Code ............................................................................................ 14

Welcome Message from the CEO Dear Vistagen Colleagues, At Vistagen, we are committed to conducting business ethically and with integrity. Our actions, both corporate and personal, based on the decisions we make and the behaviors we practice, are the foundational elements governing our ability to meet these commitments. What you do as a member of the Vistagen team, and how you do it, matters greatly to all of our various stakeholders – our colleagues, families, and collaborators, as well as patients, caregivers and, of course, our stockholders. We share an essential responsibility to read and understand this Code of Business Conduct (Code) and incorporate its principles and our core values into our everyday activities. Each of us is expected to exercise good judgment and to speak up about any questions or concerns we might have regarding this Code or how to make ethical decisions that benefit our stakeholders and constantly enhance and protect our corporate reputation. Like any organization, we face risks from various sources that could adversely affect how we achieve our business objectives. Our mutual commitment to this Code and to behaving ethically, in compliance with applicable laws and our other company policies, will help us manage those risks, stay on track to achieve our mission and increase the likelihood that we will do so. We remain steadfast in our commitment to change the trajectory of mental health care – One Mind at a Time. Thank you for your contributions to developing leading-edge therapeutics with exciting potential to improve millions of lives worldwide. With great respect, Chief Executive Officer

1 Vistagen’s Vision and Core Values Our vision is a world no longer gripped by anxiety, fear, depression and many other neuropsychiatric and neurological disorders that disrupt the lives of millions of individuals around the world. We are striving to radically improve mental health and well-being worldwide. Thus, Vistagen is committed to driving innovation in developing pharmaceutical products to improve the standard of care for patients suffering from numerous central nervous system (CNS) disorders. As change-makers, it is essential that we conduct ourselves appropriately while we are on our journey to change the trajectory of mental healthcare globally. To this end, Vistagen relies on you to conduct our Company’s business ethically, incorporating our core values of integrity, compassion, teamwork, and excellence, as well as the principles and standards contained in this Code and other referenced corporate policies. This Code expands upon and supplements those policies. For further information about these policies, please refer to the addendum of this Code and/or our Employee Handbook. Integrity At Vistagen, we are uncompromising in our mission to better the lives of those suffering from CNS disorders. The integrity of individual employees and a mutual commitment to “do the right thing” at all times are essential in achieving that mission. We affirm the need to act with integrity to develop a new generation of medicines that go beyond the current standard of care. Teamwork Success in meeting our goals cannot be achieved by one person alone. Teams of collaborators must work toward shared outcomes. Vistagen believes that no individual contribution will be as great as what we can achieve together as a team. We must relentlessly foster a collaborative culture. Compassion Compassion means “to suffer with,” and it combines sympathy with an active response. Our Company includes many people whose families have experienced mental health challenges and/or other CNS disorders. Our compassion for each other and for patient care is what motivates us to look and work beyond ourselves toward a world no longer gripped by anxiety, fear, depression and other CNS disorders that disrupt quality of life. Together, we are taking active steps toward healing and progressing the care of our communities. Excellence At Vistagen, we believe that an expectation of excellence is the cumulative result of always striving to do better. With an excellence expectation at the center of everything we do, we can drive innovation in product candidates to treat mental health that have the potential to go far beyond the currently inadequate standard of care for millions of people suffering from anxiety, depression, and other CNS disorders.

2 Scope and Applicability This Code affirms Vistagen’s commitment to conducting business following the highest standard of business ethics. The values, standards, and commitments reflected in this Code apply to all individuals conducting business either directly for or on behalf of Vistagen and its subsidiaries. This includes all employees, supervisors, officers, the Board of Directors, Clinical and Regulatory Advisory Board and third parties acting on Vistagen’s behalf (collectively Personnel). This Code is not exhaustive and does not cover every possible scenario our Personnel may encounter. It is also dynamic and subject to further enhancement from time to time. Anyone who has questions or concerns regarding either this Code or our ethical standards is encouraged to raise them with their supervisor, Human Resources, or our Legal Department. Conducting Business with Integrity Ethical behavior goes beyond simply complying with laws and regulations, which provide fundamental guardrails for the biopharma industry. Vistagen is committed to doing the right thing, regardless of the situation or circumstances. This instills a culture of integrity that resonates both within Vistagen as well as with the vendors, contractors, development partners, health care providers, payors, regulatory bodies, and ultimately, patients with whom we may interact. The responsibility of conducting business with integrity is not tied to a particular job title or role in the Company. Rather, all Personnel should always strive to conduct themselves with integrity. Compliance with Laws and Regulations When performing duties on behalf of Vistagen, all Personnel are required to comply with all laws, rules, and regulations applicable to the Company wherever it does business. You are expected to use good judgment and common sense in seeking to comply with all applicable laws, rules and regulations, and to ask for advice when you are uncertain about them. Moreover, if you become aware of a violation of any law, rule, or regulation by the Company or any of its Personnel, it is your responsibility to promptly report the matter to your supervisor, the Chief Executive Officer, the General Counsel, or to the ethics hotline described below. Nothing in this Code should discourage you from reporting any suspected illegal activity, including any violation of the securities laws, antitrust laws, environmental laws or any other federal, state or foreign law, rule or regulation, to the appropriate authorities. Employees, officers and directors shall not discharge, demote, suspend, threaten, harass, or in any other manner discriminate against an employee because he or she, in good faith, reports any such suspected violation. This Code should not be construed to prohibit you from testifying, participating, or otherwise assisting in any state or federal administrative, judicial or legislative proceeding or investigation. Insider Trading Is Prohibited Vistagen’s commitment to financial integrity means that the investment activities of our Personnel must comply with the law and avoid any appearances of impropriety. This includes compliance with the procedures detailed in our Insider Trading Compliance Policy. Our Personnel are never allowed to use material, non-public information (commonly referred to as “MNPI”) to purchase, sell, or hold any type of security or to “tip off” others who may trade securities while aware of such information. In our business, examples of MNPI include, among other things: projections of future earnings or losses, or other financial guidance; results of clinical trials; results of communications from or meetings with the U.S. Food and Drug Administration (FDA) or its foreign counterparts; completed, pending or proposed

3 transactions involving significant assets of the Company; changes in our management or Board of Directors: actual or threatened regulatory action, government investigation or litigation developments regarding products, customers, suppliers, orders, contracts or financing sources; and pending or completed financing transactions. Also, note that our Personnel must complete the pre-clearance process described in our Insider Trading Policy before any proposed trading in Vistagen's securities. Avoiding Conflicts of Interest and Conflicts of Commitment When performing duties on behalf of Vistagen, all Personnel are expected to act in the best interests of the Company and to refrain from engaging in any activity or having a personal interest in any transaction or activity that presents a “conflict of interest1.” Additionally, as described in your employment letter, employees are expected to devote substantially all of their professional time to the business of the Company so that conflicts of commitment do not arise. A conflict of interest occurs when personal, financial, or outside interests present the prospect of personal gain or benefit or make it difficult to perform one’s job responsibilities objectively and/or in Vistagen’s best interests. A conflict of interest also occurs when the personal, financial, or outside interests of our Personnel’s family or close friends are or may be contrary to Vistagen’s best interests. Even the appearance of a conflict of interest can damage the reputations of our Personnel and the Company. Unresolved conflicts of interest also jeopardize the critical element of trust between the Company and our stockholders and potential investors, federal and state securities regulators, the FDA, and other regulators who will approve our products, as well as the healthcare professionals and patients who will use our approved products. Vistagen Personnel are responsible for being aware of and disclosing situations to the Company that may create a conflict of interest, and for avoiding activities, arrangements, and relationships that could create, or appear to create, a conflict between Vistagen’s interests and any Personnel’s individual, family member’s, or close friend’s personal interests. If such a situation arises, please promptly talk to your supervisor, Human Resources, or the Legal Department. The Company will assist you in 1 Callout Box: Investments and Other Financial Arrangements A conflict can arise if you or a family member holds a financial interest in – or exercises control over – one of our suppliers, customers, or competitors. Additionally, the use of confidential information to trade in any securities may be illegal and a violation of our Insider Trading Policy. Outside Activities A board directorship, advisory role with a company, university, or other organization, holding a second job, or pursuing an additional degree may pose a conflict if it competes with the work you do for the company or interferes with the time, quality, and energy you bring to your job. Personal Relationships Potential conflicts can arise if you hire, manage, or conduct business with a relative or a personal friend. Opportunities Diverting opportunities discovered through the use of the Company’s property or information, or as a result of your position with the company is prohibited. Gifts Gift-giving and receiving can also pose a conflict when doing so influences, or appears to influence, your decision- making.

4 determining whether a specific scenario represents a conflict and how that situation can be mitigated or avoided. Accepting Business Courtesies Vistagen recognizes that under certain circumstances, accepting a gift, business meal, or other hospitality may create goodwill, build business relationships, and be customary from a business perspective. However, acceptance of such an item may potentially create an actual or perceived conflict of interest and, in some instances, violate the law. To keep our relationships with third parties fair and objective and to avoid potential or actual conflicts of interest, Personnel should not accept a gift, business meal, or other hospitality that is intended or likely to be perceived as intended to influence Vistagen’s business decision(s). Personnel are expected to exercise good judgment to avoid such situations. If a third party offers to provide an unsolicited gift or other business courtesy, Personnel may accept it if it is: • Not cash, a loan or service, or another form of compensation. • Provided infrequently and non-extravagant in value, i.e., having a dollar value under $100. • An occasional meal accompanied by an educational or business event/ discussion and that is provided in the ordinary course of business. For guidance about the giving of gifts by Vistagen Personnel, please see our Compliance Policy Handbook for Interactions with Healthcare Professionals, Healthcare Organizations, and Patients. Maintaining the Integrity of Information and Records As a public company, Vistagen routinely discloses information about its financial condition and operations, including the results of our research and clinical studies. This includes filing fair, timely, and understandable disclosures, reports, and documents with the U.S. Securities and Exchange Commission, as well as with public earnings releases and various press releases. The integrity of our “business records”2 and public disclosures depends on the validity, accuracy, and completeness of the information supporting the entries in our books and the records of our business and R&D activities. It is incumbent on our Personnel to ensure that our corporate records are completed accurately and honestly. Our Personnel who are responsible for regulatory filings and public disclosures, including our chief executive and financial, legal and accounting officers, must ensure that such records and reports comply with applicable laws and standards, including the Generally Accepted Accounting Principles (GAAP), and do not contain any materially false, or intentionally misleading entries. Making false or misleading entries, whether related to financial results, research and development activities, or otherwise, is strictly prohibited. Protecting Confidential Information Maintaining the confidentiality of proprietary Vistagen information is critical to our success. Confidential information means any Company information that is not generally or publicly known, and 2 Callout Box: The term “business records” refers to any documents created or received, or information captured during business activities no matter the medium, including hard and electronic copies of documents, e-mails, text messages, laboratory data sets, voice-mails, notes, audio and visual recordings, and photographs.

5 that may have independent economic or competitive value for the Company. Examples include the data generated in our laboratory, the cost of production of our drug candidates, and the financial terms of contracts that we sign with CDMOs and others. It also includes MNPI, which can only be used or disclosed in accordance with strict securities laws and regulations and some of our policies and procedures. Confidential information may only be used for legitimate company purposes. Personnel are authorized to access confidential information during their tenure with the organization and as required by their job function. Such information may only be disclosed outside of Vistagen under appropriate confidentiality agreements. Check with the Legal Department for a “confidential disclosure agreement” if you need to have confidential conversations with outside entities. Personnel should actively prevent inadvertent disclosure of confidential information, including by avoiding work-related discussions in public places or anywhere else where others may overhear. In addition, unauthorized posting or discussion of any information concerning Vistagen’s business, data, information, or prospects on the Internet (including social media platforms such as Facebook, X (formerly Twitter), Instagram, etc.) is strictly prohibited. For additional information, see “Social Media” below. Additionally, if Personnel are subject to any confidentiality, non-compete, or non-solicitation agreements with a previous employer, they must inform Human Resources before their Vistagen start date and comply with those commitments. Respecting the Requirements of Privacy for Personal Information Vistagen takes seriously its legal and regulatory obligations to protect the privacy of all data generated or entrusted to us by Personnel, health care professionals, clinical trial participants, and/or any third parties, and use it only for authorized purposes. Personnel are expected to: • Collect and use only the minimum amount of personal data necessary to achieve the stated business purposes, and retain the data only as long as necessary to achieve those business purposes or as allowed by applicable law or regulation. • Protect personal data and process them only within the boundaries of applicable laws and regulations of the jurisdictions in which personal data are collected and used. • Handle personally identifiable information (“PII”)3 in accordance with its nature and sensitivity. For example, medical or health information should be protected with more stringent safeguards than an individual’s email address. • Protect against inadvertent or unauthorized disclosure of confidential data, as well as take reasonable precautions to prevent them from getting into the hands of unintended recipients. • Report any loss, misuse, unauthorized access, or unauthorized modification of personal data within the possession or control of the Company or third parties. 3 Callout Box: Q: What are some examples of highly sensitive PII? A: Examples of highly sensitive PII include: Birthdate Credit card information National identification number (e.g. social security number and passport number) Health insurance number

6 • Follow Company guidelines for handling and destroying personal data. Using Corporate Assets Vistagen provides equipment, computer software and hardware, and other assets to assist Personnel in their day-to-day activities. These assets are to be used for legitimate business purposes that serve the interests of the Company. Personnel can help secure company assets by: • Use only authorized software, devices, and systems, and if you are using a personal device, tell your supervisor, who will notify our IT team. • Keeping passwords confidential and not sharing them unless it is for a valid business reason (e.g., to enable internal vendor IT support), after which the password should be changed. • Sharing information only with approved parties under appropriate confidentiality agreements. • Adhering carefully to prescribed security procedures to protect information from cyber threats and potential loss. • Any technology used by our Personnel in the performance of their work, whether company- issued or personally owned, must be used in accordance with prescribed security procedures to protect information from cyber threats and potential loss. • Personnel must immediately inform our IT team if they believe a work-related device or Company information has been compromised. • Without Company permission, refrain from using home computers or personally licensed mobile apps to transmit, store, or conduct Company business. Note that there may be circumstances when the Company may, in its sole discretion, inspect the work- related files, records, drives, e-mails, voice messages, text messages, and Vistagen telephone records of our Personnel. We may also monitor the computer or internet use of our Personnel at any time without advance notice or consent, unless legally required. Retaining Business Records We rely upon business records to make important business decisions every day. Managing our records responsibly allows us to meet our financial, legal, and regulatory obligations, which may include submitting records to government and regulatory agencies. All business records created as part of our Personnel’s responsibilities must be maintained in accordance with our Business Records Retention Policy, including complying with any legal holds required by the Legal Department. To enable us to comply with our internal standards and applicable laws in the management of our business records, we expect our Personnel to: • Retain all business records for the time needed to comply with applicable retention schedules. • Not delete, destroy, or alter any records, information, or data that is required to be retained under a hold order from the Legal Department. Make sure that anything you document or produce is complete and accurate, and fully discloses the true nature of the business transaction. Remember, falsifying records or misrepresenting data or omitting facts could constitute fraud or scientific misconduct and result in severe penalties for the Company. It can also lead to disciplinary action, up to and including termination of employment.

7 Flow Chart: Vistagen Guide to Conducting Business with Integrity

8 Culture of Teamwork 4 At Vistagen, we recognize that our Personnel are the backbone of our success. We seek to cultivate a supportive, inclusive, and respectful work environment that recognizes the hard work of our Personnel, facilitates collaboration, and maximizes individual potential. This means we encourage open, honest, and respectful communication in all interactions and value diversity in thought and experience. We give credit to our co-workers’ contributions. We also strive to facilitate the operations of the teams on which we are engaged, noting that Teamwork is one of our Core Values. And we do not ever tolerate discrimination or harassment. We appreciate and recognize the contributions of co-workers. Dedication to Open Communication and Kindness Open, honest, and courteous communications are vital to our success. We are committed to maintaining a work environment where Personnel can ask each other questions, learn from each other, play “devil’s advocate” when helpful, voice concerns to management, and make constructive suggestions regarding Company programs and business practices. To achieve the openness on which our Company’s success depends, we treat each other with kindness and respect. Commitment to Diversity We celebrate our Personnel for the diverse set of talents, skills, experiences, and perspectives they provide while contributing to our success. Vistagen’s commitment to promoting diversity and inclusion also extends to third-party vendors, where our Requests For Proposals ask respondents to describe their own organization’s commitment to diversity and inclusion for their team that will provide services and deliverables to Vistagen. Non-Discrimination Vistagen evaluates employment and advancement opportunities based on a person’s qualifications, experience, abilities, and performance. Similarly, we allocate work assignments based on an employee’s qualifications and availability. We will not tolerate any form of discrimination for any reason, regardless of immigration status, on the bases of race, color, religion, national origin, sex, age, sexual orientation, gender identity, pregnancy, childbirth or a related medical condition, disability, genetic information, or any other category protected by law. This section of our Code is a reminder that all employees are protected from discrimination under the laws that apply to the Company. Employees and applicants for employment are covered by state and federal laws and presidential executive orders designed to safeguard employees and job applicants from discrimination. These protections extend to all management practices and decisions, including recruitment and hiring, appraisal systems, promotions, training, and career development programs. Consistent with these obligations, the Company provides reasonable accommodations to employees and applicants with disabilities and for sincerely held religious beliefs, observances, and practices. Anti-Harassment and Anti-Bullying We will not tolerate any form of harassment or bullying on the part of our Personnel for any reason, including but not limited to the types of discrimination noted above or any other category protected by law. These commitments cover face-to-face and online interactions among our employees and between 4 Callout Box: At Vistagen we value collaboration both within and across business units. We share best practices with each other and strive for mutual success.

9 our employees and external Personnel, including consultants, vendors, and service providers. Any person engaging or participating in any act of harassment or bullying is subject to disciplinary action up to and including termination. Harassment and bullying are not always obvious and can manifest in several ways, including, but not limited to the following: • Physical interactions: Interfering with another’s personal space, unwanted touching or hugging, or impeding someone’s path. • Visual displays and gestures: Obscene pictures, gestures, and symbols; ogling, staring at or directing attention to an employee’s anatomy; leering; sexually-oriented or suggestive gestures. • Verbal and written communications: Inappropriate jokes, abusive communications, derogatory statements, and slurs; unwelcome and unwanted correspondence, phone calls and gifts; or other unwelcome attention. • Cyberstalking: Proscribed harassment using electronic communication, such as e-mail, instant messaging (IM) or social media, or messages posted to a website, blog or discussion group. • Sexual harassment: Asking an individual to engage in sexual activity as a condition of his/her employment; or basing employment decisions on an individual’s submission to or rejection of such conduct or communication. • Hostile work environment: Intending to, create or perpetuating a work environment, in person or online, that is hostile, intimidating or offensive or unreasonably interferes with an individual’s work performance. Compassion for Each Other and Our Communities At Vistagen, we aspire to improve the lives of individuals affected by CNS disorders by developing novel and innovative medical products from a place of compassion. We care for our shared workspaces. We respect the environment and serve our communities. We take pride in our accomplishments and share information about our activities when and as appropriate. Health and Safety at Work We rely on all Personnel to make health and safety a priority at the workplace. Personnel are responsible for following all health and safety laws, rules, and industry standards that are applicable to their work and the places where they work. Personnel should promote a safe and healthy working environment by: • Following applicable standards. • Participating in safety training. • Promptly reporting concerns. • Knowing the health and safety rules for your site or area, including emergency response plans. Regarding health and safety at work, we want to hear from you! We encourage Personnel to reach out with ideas, concerns, or suggestions for improving safety in the workplace. Personnel are encouraged to reach out through our various communication channels, such as your talking to your supervisor or Human Resources.

10 Environmental Responsibilities We respect the communities in which we live and work, and we encourage proactive discussion about alternative practices for Vistagen to consider that are more environmentally friendly and minimize waste. We are committed to: • Complying with all applicable environmental, health, and safety laws, regulations, and internal standards. • Partnering with third parties that are equally committed to safe, responsible, and environment- friendly operations. • Assessing and understanding the environmental impact of our products and supporting efforts such as drug take-back programs. • Educating and encouraging Personnel to work in a safe and environmentally responsible manner. • Fostering candid dialogue on environmental matters with internal and external stakeholders. Participating in Civic and Political Activities Vistagen supports your choice to be involved in civic, political, and community activities. We will not interfere with Personnel who are contributing personal time and financial support to these types of political engagements. If you will be compensated for involvement in such activities, the activity must be disclosed to your supervisor and the Legal or Human Resource departments so that we can evaluate whether it creates a potential conflict of interest. Personnel are prohibited from providing or using Company funds or assets, such as office equipment, supplies, and/or office space, to benefit a political party, candidate, or campaign. Social Media Social media offers a forum for exchanging ideas and providing appropriate information, but it also introduces risks and, accordingly, requires that we use it responsibly. Personnel are accountable for the content and communications that are posted, reposted, and/or shared from their personal social media accounts. Our Personnel must be careful that their personal social media posts do not violate Company policies or this Code. We should all be mindful to avoid language and activities that offend, discriminate against, or intimidate others, while also respecting the privacy rights of others. Importantly, Personnel must be respectful of our competitors. Any posts directly or indirectly referencing our competitors or their products are expressly prohibited. Personnel must also be careful never to disseminate any Company confidential or protected material online, including MNPI. You should never post, re-post, or share such information without permission, including: • Corporate activities, such as mergers and acquisitions, before they are made public. • Company-created articles, policies, procedures, and other documents intended for internal use. • Photos from meetings, congresses, conferences, and seminars. • Information related to the results of clinical trials or other research and development efforts.

11 Excellence in Our Activities Excellence in our interactions means that our Personnel are expected to follow all federal, state, and local laws, rules and regulations when conducting business or interacting with others on Vistagen’s behalf. Research and Development Conduct We are committed to scientific excellence in pharmaceutical research and development. Our goal is to address serious unmet medical needs related to CNS disorders. All Vistagen-sponsored studies are designed and conducted in accordance with applicable laws, regulations, and guidelines, as well as recognized ethical standards, such as Good Laboratory Practice (GLP), Good Manufacturing Practice (GMP), and Good Clinical Practice (GCP), and under the oversight of an Independent Review Board (IRB) or Ethics Committee (EC). All clinical investigators are trained on the study protocol and applicable scientific and ethical standards. For preclinical trials, we conduct animal research responsibly and in a humane and ethical manner. We recognize the importance of making clinical studies and related results available and accessible and doing so in a manner that supports our business objectives. To that end, Vistagen follows applicable regulations relating to registering our trials and reporting their results on sites such as clinicaltrials.gov. Scientific articles that report the results of Company-sponsored clinical research studies will be accurate, and objective, and disclose any funding and editorial support provided by the Company. Anti-Bribery and Anti-Corruption We will never permit or condone the use of bribes, kickbacks, or other transfers of value to improperly influence any government official,5 commercial customer, Healthcare Professional (HCP), or any other person to obtain or retain business, or to illegally advance Vistagen’s commercial interests. This means that Personnel will not offer, give, solicit, or receive any money or other item of value for any improper purpose, such as gaining an improper advantage in a business arrangement or obtaining government action to benefit the Company. We encourage Personnel to use the resources in our Code to communicate any perceived misconduct, such as misuse of confidential information, or reporting potential conflicts of interest to Human Resources, Legal Department, or by using the Vistagen Integrity Hotline. Our Personnel may also utilize other policies, such as our Insider Trading Compliance Policy, to report perceived misconduct. Antitrust and Unfair Competition Antitrust and competition laws encourage fair competition between businesses and protect consumers from unfair business practices. Accordingly, we deal fairly with competitors, customers, suppliers, and third parties and will not manipulate, conceal, or misrepresent key facts, or engage in other unfair business practices. 5 Callout Box Government Officials: In addition to political parties and employees of government agencies and departments, Government Officials may include HCPs who are practicing or affiliated with public hospitals (e.g. Veterans’ Administration).

12 Personnel are never permitted to enter into written or verbal agreements with any customer, supplier, third party, or competitor to: • Fix prices. • Divide territories, markets, or customers. • Rig bids. • Block new entrants to a market. • Bribe subjects to enroll in clinical trials. • Boycott a customer or supplier. • Restrict production, sales, or output. Import and Export Controls Import/export control laws impact where and how we do business and with whom. We must comply with these laws to avoid disruptions in our supply chain and research activities and inform and guide our investments and other transactions. Failing to abide by these laws may subject Vistagen to fines, loss of import/export privileges, and other penalties. If a role requires that Personnel engage in cross-border transactions, they must: • Identify where third parties are located and, if subcontracting is allowed, where their subcontractors may be located. • Understand any export/import controls and trade restrictions for the country, government, government officials, entities, and individuals where and with whom we have business dealings. • Abide by U.S. anti-boycott laws and restrictions on doing business with certain foreign countries. Patient Advocacy Organization Interactions We recognize the importance of understanding the patient experience and welcome the opportunity to partner with patient advocacy organizations that raise awareness, provide education, and advocate on patients’ behalf. We must respect the independence of patient advocacy organizations and provide appropriate support for their mission in accordance with the laws, regulations, industry standards, and codes governing interactions with consumers and patients. Interacting with HCPs We work with Healthcare Professionals (“HCPs”6) to further our commitment to discovering, developing, and marketing innovative and safe products. All of our interactions with HCPs must be honest and transparent. To this end, Personnel must: • Only discuss or disseminate Vistagen-approved materials • Provide information that is truthful, accurate, and non-misleading. • Never encourage, induce, or reward an HCP to recommend, prescribe, use, or purchase our products by promising or providing the HCP with impermissible items of value. 6 Callout Box Q: Who is considered a Healthcare Professional? A: Individuals (whether clinical or non-clinical), including without limitation, physicians, physician assistants, fellows, residents, nurses, nurse practitioners, advanced practice registered nurses, technicians, pharmacists, pharmacy technicians who directly or indirectly purchase, order, use, prescribe, recommend, or arrange for the purchase, use, prescription, or order of any Vistagen product, or who have the ability to do so.

13 • Never represent themselves as employed by or associated with an HCP (e.g., wearing scrubs or other items with an HCP’s insignia). Questions or Concerns about Company Activities Always seek guidance if you are unsure about what to do in a particular situation, have questions about the law or Company policies, or if something just does not feel right. Always report conduct you believe may violate this Code, be illegal, or fail to comply with applicable laws and regulations. You may report such conduct openly or anonymously without fear of retaliation. There are several ways you can ask questions and report concerns openly, including contacting your supervisor, Human Resources, the Legal Department, or any senior manager with whom you are comfortable speaking. Additionally, you may report potential or suspected violations either openly or anonymously by: • Emailing our third-party Vistagen Integrity Hotline; or • Calling our third-party Vistagen Integrity Hotline. Reporting Illegal Activities to the Authorities Nothing in this Code should discourage you from reporting any illegal activity, including any violation of the securities laws, antitrust laws, environmental laws, or any other federal, state or foreign law, rule or regulation, to Vistagen and/or the appropriate authorities. This Code will not prohibit you from testifying, participating, or otherwise assisting in any state or federal administrative, judicial or legislative proceeding or investigation. Non-Retaliation7 Vistagen is committed to maintaining a workplace that encourages Personnel (including whistleblowers) to come forward and proactively communicate any perceived issues or potential compliance violations. We will not tolerate retaliation against Personnel for asking questions, raising concerns about discrimination or harassment, or reporting suspected violations of this Code and Company policies in good faith. If you believe you have experienced or witnessed retaliation, you should immediately report your concerns to your manager, any other Company manager, Human Resources or the Legal department. Any employee engaging or participating in any act of retaliation is subject to disciplinary action up to and including termination. Cooperation Personnel must fully and truthfully cooperate with the Company in any investigation or litigation related to a potential violation of this Code, Company policies or procedures, or any applicable law, rule, or regulation. 7 Callout Box Vistagen will not tolerate any retaliation which could include discharging, demoting, suspending, threatening, harassing, or any other means of retaliating against others who speak up.

14 Waivers and Amendments of This Code This Code is distributed to and acknowledged by all Personnel in writing when they join the Company, and their obligation of continuing compliance is certified thereafter annually. If you believe that a waiver under a provision of this Code is warranted, please contact the Legal Department, which must obtain the approval of the CEO to grant a waiver of this Code in certain limited circumstances. In addition, a majority of the independent directors or the Audit Committee of the Board of Directors must approve a waiver for any director or executive officer. Vistagen reserves the right to amend any provision of this Code at any time, including adding links or cross references to other policies and procedures as they may be adopted from time to time. This Code is effective when approved and, as of its approval date, will supersede previous codes of conduct. It is intended that this Code will both complement and underpin Vistagen’s other policies as well as the employee handbook of our professional employer organization.

15 Annual Acknowledgment: • I acknowledge that I have received and read Vistagen’s Code of Conduct. • I acknowledge that I understand the standards, policies, and procedures contained in the Code of Conduct and that there may be additional standards, policies, procedures, and laws relevant to my position. • I agree to comply with the Code of Conduct. • I acknowledge that if I have questions concerning the meaning or application of the Code of Conduct, any Company policies, or the legal or regulatory requirements applicable to my position, it is my responsibility to seek guidance from my supervisor, Human Resources or a member of the Legal Department. • I acknowledge that neither this Acknowledgment nor the Code of Conduct is meant to vary or supersede the regular terms and conditions of my employment or engagement by Vistagen or to constitute an employment contract. • If I become aware of a potential violation of law, regulation, this Code of Conduct or any Vistagen policy by a Company officer, director, employee, contractor, or vendor, I understand that I am required to report the suspected violation to my supervisor, Human Resources, or a member of the Legal Department, or to the Vistagen Ethics Hotline. • I acknowledge that I must immediately report any concerns regarding harassment, discrimination or retaliation as required by this Code of Conduct. • I further certify that I am not aware of any activities that would violate this Code of Conduct and applicable law, regulation, or Vistagen policy since the start of my employment or engagement by Vistagen. Acknowledgment may be provided via physical signature below or electronically via DocuSign. ______________________ [EMPLOYEE NAME] _____________________ Date